Exhibit 10.5

[            ], 201_

[Name]
[address]
[address]

Dear [            ]:

This letter confirms the terms and conditions under which you (hereinafter “Lender”) have agreed to lend to Primus Therapeutics, Inc., a Delaware corporation (the “Company”), the sum specified on the signature page hereof (the “Loan”):

1.   The Loan. Not later than one (1) business day following the date of execution of this letter agreement, Lender shall deposit to the Company’s account, as specified in Schedule 1, by bank wire transfer of immediately available funds, the amount of the Loan. In consideration of the making of the Loan, the Company shall (A) immediately upon receipt of the proceeds thereof, issue to Lender an unsecured note (the “Note”), in the form attached hereto as Exhibit A, (B) subject to satisfaction of the Equity Condition, as defined below, issue to the Lender the Applicable Number of shares (the “Shares”) of the Company’s common stock, par value $0.001 (the “Common Stock”) as defined in Section 2 hereof, fully paid and non-assessable, and (C) subject also to satisfaction of the Equity Condition, issue to the Lender a warrant (the “Warrant”), in the form attached hereto as Exhibit B, to purchase the Applicable Number of shares of Common Stock at the Exercise Price, determined in accordance with Section 2 hereof. This letter agreement, the Note and the Warrant are referred to herein as the “Transaction Documents”.

2.   Equity Condition; Applicable Number; Exercise Price. For purposes of the Transaction Documents, the following definitions shall apply:

a. The term “Equity Condition” means the closing of an initial public offering by the Company for its Common Stock (the “Offering”). The Company shall use commercially reasonably efforts to ensure that the Equity Condition is fulfilled with eighteen (18) months following the date of this letter agreement.

b. The term “Applicable Number” means the number derived by multiplying the principal amount of the Loan by ten percent (10%) and dividing the resulting amount by the price of each share of Common Stock as finally determined for purposes of the Offering (the “Offering Price”), expressed in Dollars. Solely for purposes of clarification (and not by way of representation or warranty as to the actual or estimated Offering Price) in the event such Offering Price per share of Common Stock were to be Four Dollars ($4.00) the number of shares of Common Stock issuable to Lender upon fulfillment of the Equity Condition would be Two Thousand Five Hundred (2,500) for each One Hundred Thousand Dollars ($100,000) of loan principal, i.e., 100,000 x 10% ÷ 4 = 2,500.

c. The term “Exercise Price” means one hundred and ten percent (110%) of the Offering Price. Solely for purposes of clarification (and not by way of representation or warranty as to the actual or estimated Offering Price) in the event such Offering Price per share of Common Stock were to be Four Dollars ($4.00), the Exercise Price would be Four Dollars and Forty Cents ($4.40) .

3.  Representations and Warranties of the Company. The Company hereby represents and warrants to Lender, subject to Schedule 3 hereof, that as of the date hereof and as of the date upon which the Equity Condition is satisfied:

a. The Company is duly organized, validly existing and in good standing under the laws of the state of Delaware and has the requisite power and authorization to own its properties and to carry on its business as now being conducted.

b. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents and to issue the Note and Warrant in accordance with their terms. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Note and the Warrant, the reservation for issuance and the issuance of the Shares and the securities underlying the Warrant (the securities underlying the Warrant are referred to herein as the “Warrant Shares”), have been duly authorized by the Company's board of directors and (other than such filings as may be required by any state securities agencies) no further filing, consent, or authorization is required by the Company, its board of directors or its stockholders. This letter agreement and the Note have been, and subject to satisfaction of the Equity Condition the Shares and the Warrant will be, duly executed and delivered by the Company and upon execution will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or generally affecting, creditors' rights and remedies.

c. The issuance of the Note and the Warrant are duly authorized and upon issuance in accordance with the terms of the Transaction Documents shall be free from all taxes, liens, pre-emptive rights and charges with respect thereto. In connection with the Offering, the Company shall reserve from its duly authorized (but unissued) capital stock not less than one hundred percent (100%) of the number of shares of Common Stock issuable as Shares or Warrant Shares. Upon issuance, the Shares and Warrant Shares will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof.

d. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Note, the Shares and the Warrant, and reservation for issuance of the Warrant Shares) will not (i) violate the Certificate of Incorporation or by-laws of the Company, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any material law, rule, regulation, order, judgment or decree applicable to the Company or by which any property or asset of the Company is bound.

e. The Company is not, and has never been, in default of any material obligation to any of its lenders, creditors, stockholders or other obliges.

4.   Representations and Warranties of the Lender. Lender hereby represents and warrants to the Company as follows:

a. Lender is acquiring the Note, and will (subject to satisfaction of the Equity Condition) be acquiring the Shares and the Warrant, and upon exercise of the Warrant, if applicable, will acquire the Warrant Shares, in each case for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act of 1933 (the “1933 Act”);

b. Lender is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the 1933 Act;

c. Lender understands that the securities to be acquired by Lender pursuant to the Transaction Documents (the “Securities”) are being offered for sale and sold to Lender in reliance upon specific exemptions from the registration requirements of Federal and state securities laws and that in determining the eligibility of Lender to acquire the Securities, the Company is relying in part upon the truth and accuracy of, and Lender’s compliance with, the representations, warranties, agreements and acknowledgments of Lender set forth herein.

d. Lender and its advisers, if any, have been provided with all materials relating to the Company’s business operations, prospects and financial condition, and all materials relating to the offer and sale of the Securities, that Lender has deemed necessary in order to make an informed investment decision with respect to an investment in the Securities. Lender and its advisers, if any, have been afforded the opportunity to ask questions of the Company and its management regarding the same. Lender understands that its investment in the Company involves a high degree of risk. Lender has sought such accounting, legal and tax advice as it has deemed necessary or appropriate in order to make an informed decision regarding the purchase of the Securities, and is not relying on the Company for any such accounting, legal or tax advice. In making its decision to acquire the Securities, Lender has not relied upon any information other than information provided to Lender by the Company and contained herein.

e. Lender understands that: (i) the Securities have not been registered under the 1933 Act or any state securities laws, are “restricted securities” as such term is defined in Rule 501 promulgated under the 1933 Act and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) Lender shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that any Securities to be sold, assigned or transferred pursuant to an exemption from registration, or (C) Lender provides the Company with reasonable assurance, including an opinion of counsel in a generally acceptable form that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act, as amended, or successor rules thereto (“Rule 144”); and (ii) any sale of Securities made in reliance upon Rule 144 may be made only in accordance with the terms thereof and further, if Rule 144 is not applicable, any re-sale of Securities under circumstances in which the seller (or the person through whom or which the sale is made) may be deemed to be an underwriter for purposes of the 1933 Act may require compliance with some other exemption under the 1933 Act or the rules and regulations promulgated thereunder.

f. Lender understands that the certificates or other instruments representing the Note and Warrant and, unless the Shares and Warrant Shares have been registered under the 1933 Act, the stock certificates representing the Shares and the Warrant Shares, shall bear any legend required by the “blue sky” laws of any state, and a restrictive legend in substantially the following form:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A REASONABLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.”

Lender understands (and the Company agrees) that upon the request of the holder of the Securities, the legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of said Securities if, unless otherwise required by state securities law, (i) such Securities are registered for re-sale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable provisions of the 1933 Act, or (ii) such holder provides the Company with reasonable assurance, including an opinion of counsel in a generally acceptable form, that the Securities can be sold, assigned or transferred pursuant to Rule 144(b)(1)(i), without the need to comply with the requirements set forth in Rule 144(c)(1).

g. Lender understands that neither the United States Securities and Exchange Commission (“SEC”) nor any securities commission or other governmental authority of any state, country or other jurisdiction has approved the issuance of the Securities or passed upon or endorsed the merits of the Securities or this letter agreement, or confirmed the accuracy of, determined the adequacy of, or reviewed this letter agreement or the Securities.

h. Lender is unaware of, and in deciding to purchase the Securities is in no way relying upon, and did not become aware of the offer of the Securities through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media, or broadcast over television or radio or the internet, in connection with the offer of the Securities.

5.   Miscellaneous.

a. Any notice given hereunder shall be valid and effective only if made in writing and delivered by U.S. certified mail, postage prepaid, or by reputable overnight courier service, with a copy via facsimile or e-mail, addressed as follows:

If to the Company:	Primus Therapeutics, Inc.
23 Orchard Road, Suite 105
Skillman, NJ 08558
Attention: [ ]
[ ]
Telephone: [ ]
Facsimile: [ ]
Email: [ ]

With a copy (which shall not	[ ]
constitute notice) to:	[ ]
[ ]
Attention:[ ]
Telephone: [ ]
Facsimile: [ ]
Email: [ ]

If to Lender:	[ ]
[ ]
[ ]
Attention: [ ]
Telephone: [ ]
Facsimile: [ ]
Email: [ ]

b. All questions concerning the construction, validity, enforcement and interpretation of this letter agreement shall be governed by New York law. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address specified in Section 5.a. and agrees that such service shall constitute good and sufficient service of process and notice thereof, provided, however, that nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS  LETTER AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

c. This letter agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

d. If any provision of this letter agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this letter agreement in that jurisdiction or the validity or enforceability of any provision of this letter agreement in any other jurisdiction.

e. The Transaction Documents contain the entire understanding of the parties with respect to the matters covered herein and therein. No provision of this letter agreement may be amended other than by an instrument in writing signed by the Company and Lender.

f. This letter agreement shall be binding upon and inure to the benefit of the parties and their respective successors. The Company shall not assign this letter agreement or any rights or obligations hereunder without the prior written consent of Lender. Lender may assign its rights hereunder only in connection with the transfer of any of all or a portion of the Note, the Warrant or the Warrant Shares, which transfer shall be in accordance with applicable securities laws.

g. This letter agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

h. The representations and warranties of Lender shall survive the delivery of the Note and the Warrant and the exercise of the Warrant.

i. The parties shall each do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this letter agreement and the consummation of the transactions contemplated hereby.

j. The language used in this letter agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Kindly confirm your agreement to the foregoing by signing one counterpart of this letter agreement and return the same to the Company, prior to the close of business on [            ]. [            ], 201_.

Sincerely,

PRIMUS THERAPEUTICS, INC.

By: ____________________________
[ ]
[ ]

Amount of Loan: [ ]
Lender’s Taxpayer ID Number: [ ]

Acknowledged and agreed this [ ] day of [ ] , 201_:

By: _______________________
Name: [ ]